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                                                                     Exhibit 4.1

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 28, 2004

                                       TO

                                    INDENTURE

                          Dated as of January 31, 2002

                                      Among

                             CARMIKE CINEMAS, INC.,

                                   as Issuer,

                                       and

                            WILMINGTON TRUST COMPANY,

                                   as Trustee.


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         FIRST SUPPLEMENTAL INDENTURE, dated as of January 28, 2004, between
CARMIKE CINEMAS, INC., a Delaware corporation (the "Company"), and WILMINGTON TRUST COMPANY, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of January 31, 2002 (the "Indenture"), pursuant to which the Company issued approximately $154,300,000 aggregate principal amount of its 10 3/8% Senior Subordinated Notes due 2009 (the "Notes"). All terms used in this First Supplemental Indenture that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture;

         WHEREAS, the Company desires to make certain modifications to the provisions of the Indenture;

         WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions, the Indenture may be amended or supplemented with the written consent of at least a majority in aggregate principal amount of the outstanding Notes;

         WHEREAS, the Board of Directors of the Company, by Written Consent effective as of January 13, 2004, authorized (i) the solicitation, in connection with a tender offer to purchase all the outstanding Notes for cash, of consents to certain proposed amendments (the "Proposed Amendments") to the Indenture and
(ii) the execution and delivery of this First Supplemental Indenture upon receipt of the necessary consents;

         WHEREAS, the Company has received the necessary consents for the Proposed Amendments and desires and has requested that the Trustee join with it in the execution and delivery of this First Supplemental Indenture;

         WHEREAS, in accordance with Sections 9.02, 9.06 and 12.04 of the Indenture, the Company has furnished the Trustee with (i) copies of the Written Consent of the Board of Directors of the Company authorizing the execution of this First Supplemental Indenture and (ii) an Officers' Certificate and an Opinion of Counsel, each stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture;

         WHEREAS, all things have been done that are necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the Company and the Trustee agree for the benefit of the other parties and for the equal and ratable benefit of the Holders of the outstanding Notes:


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                                   ARTICLE ONE

         SECTION 1.01. The following definitions are eliminated in their entirety from Sections 1.01 and 1.02 of the Indenture, "Acquired Debt," "Affiliate Transaction," "Change of Control," "Change of Control Payment Date," "Consolidated EBITDA," "Consolidated Interest Expense," "Fall-Away Event," "incur," "Independent Financial Advisor," "Investment Grade Status," "Leverage Ratio," "Permitted Debt," "PIA," "Permitted Refinancing Indebtedness," "Registration Rights Agreement," "Restricted Payments" and "Total Tangible Assets."

         SECTION 1.02. The following are eliminated in their entirety from the
Indenture: Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07,
Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16, Section 4.17, Section 4.18, Section 5.01,
Section 6.01(c), Section 6.01(d), Section 6.01(e), Section 6.01(f), Section 6.01(g), Section 6.01(h) and Section 6.01(i).

         SECTION 1.03. The parenthetical statement in Section 6.01(b) of the Indenture is eliminated in its entirety.

         SECTION 1.04. References to any of the defined terms, Sections and Articles eliminated above are eliminated in their entirety.

         SECTION 1.05.

                  (a) This First Supplemental Indenture shall only become operative upon the delivery by the Company to the Trustee of an Officers' Certificate certifying that the Company has purchased all Notes validly tendered and not withdrawn in the Tender Offer prior to the Consent Payment Deadline (as such terms are defined in the Company's Offer to Purchase and Consent Solicitation Statement dated January 14, 2004 (the "Offer to Purchase")).

                  (b) In the event that the Company shall not have delivered such an Officers' Certificate on or before March 1, 2004, or in the event that on or before such date the Company shall have delivered an Officers' Certificate stating that the Company will not purchase the Notes validly tendered and not withdrawn in the Tender Offer prior to the Consent Payment Deadline, this First Supplemental Indenture shall be null and void, nunc pro tunc.

                  (c) In its determination as to whether this First Supplemental Indenture has become operative, the Trustee shall be entitled to rely on an Officers' Certificate delivered pursuant to (a) or (b) above, or the failure to deliver such an Officers' Certificate described in (b) above.

                                   ARTICLE TWO

         SECTION 2.01. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall be effective and form a part of the Indenture for all purposes, and


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every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Article 1 hereof will become operative upon the delivery by the Company to the Trustee of an Officers' Certificate certifying that the Company has purchased all Notes validly tendered and not withdrawn in the Tender Offer prior to the Consent Payment Deadline (as such terms are defined in the Offer to Purchase).

         SECTION 2.02. Except as expressly amended by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all of its terms, conditions and provisions shall remain in full force and effect.

         SECTION 2.03. This First Supplemental Indenture shall form a part of the Indenture for all purposes and shall, after it becomes effective, bind every Holder.

         SECTION 2.04. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 2.05. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         SECTION 2.06. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


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         IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first above written.

                                         CARMIKE CINEMAS, INC.



                                         By: /s/ Martin A. Durant
                                            -----------------------------------
                                         Name:  Martin A. Durant
                                         Title: Senior Vice President--Finance,
                                                Treasurer and Chief Financial
                                                Officer

                                         EASTWYNN THEATRES, INC.



                                         By: /s/ Martin A. Durant
                                            -----------------------------------
                                         Name:  Martin A. Durant
                                         Title: Senior Vice President--Finance,
                                                Treasurer and Chief Financial
                                                Officer

                                         WOODEN NICKEL PUB, INC.



                                         By: /s/ Martin A. Durant
                                            -----------------------------------
                                         Name:  Martin A. Durant
                                         Title: Senior Vice President--Finance,
                                                Treasurer and Chief Financial
                                                Officer

                                         MILITARY SERVICES, INC.



                                         By: /s/ Martin A. Durant
                                            -----------------------------------
                                         Name:  Martin A. Durant
                                         Title: Senior Vice President--Finance,
                                                Treasurer and Chief Financial
                                                Officer

                                         WILMINGTON TRUST COMPANY,
                                         AS TRUSTEE



                                         By: /s/ Steven Cimalore
                                            -----------------------------------
                                         Name:  Steven Cimalore
                                         Title: Vice President


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